EXHIBIT 23.5

              [Letterhead of Netherland, Sewell & Associates, Inc.]


                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 1996 Stock Incentive Plan of our report included in Calpine Corporation's Annual Report on Form 10-K for the year ended December 31, 2003 regarding Calpine Corporation's estimated domestic proved reserves and to the references to this firm included in such Annual Report.


                                        NETHERLAND, SEWELL &
                                        ASSOCIATES, INC.


                                        By:  /s/ DANNY D. SIMMONS
                                             -----------------------------------
                                                 Danny D. Simmons
                                                 Executive Vice President


Houston, Texas
July 9, 2004